SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 13, 1998



                               TELEGEN CORPORATION
             (Exact name of registrant as specified in its charter)




         California                    14836                     84-067214
----------------------------  ------------------------       ----------------
(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
     of incorporation)                                      Identification No.)

                                101 Saginaw Drive
                         Redwood City, California 94063
                    (Address of principal executive offices)

                                 (415) 261-9400
              (Registrant's telephone number, including area code)

Item 5.   Other Events

     In a press release dated October 13, 1998, Telegen Corporation, a California corporation (the "Company") announced the resignation of five members of its Board of Directors, the resignation of its top executive officer, and the appointment of two new directors and three new officers.

     The Company's former Chairman, Gilbert F. Decker, and directors Gregory Bell, Richard Iverson, Frederick T. Lezak, Jr. and Larry Wells resigned from the Board of Directors. Remaining on the board are directors Jessica L. Stevens and Bonnie Crystal.

     Fred Kashkooli resigned as President and Chief Executive Officer.

     John P. McMullen was appointed as director of the Company, Eric Stafford was appointed director, Chief Operating Officer and Chief Financial Officer, Jessica L. Stevens was appointed Chairperson of the Board, President and Chief Executive Officer, and Bonnie Crystal was appointed Secretary and Executive Vice President of the Company.

     In  addition,   the  Company  has  been   experiencing   severe   financial
difficulties and the Company's new board and management are currently exploring all opportunities and alternatives to resolve its serious financial situation.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          Exhibit No.    Description
          -----------    -----------

          99.1           Press Release of the Company dated October 13, 1998.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TELEGEN CORPORATION



Dated:    October ___, 1998      By:  /s/ Jessica L. Stevens
                                      -------------------------------------
                                      Jessica L. Stevens
                                      President and Chief Executive Officer